Exhibit j(1)

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference into the Prospectuses and Statement of Additional Information in Post-Effective Amendment No. 29 to the Registration Statement on Form N-1A of Variable Insurance Products Fund II: Investment Grade Bond Portfolio, Asset Manager Portfolio, Asset Manager: Growth Portfolio, Contrafund Portfolio and Index 500 Portfolio, of our reports dated February 12, 1999 on the financial statements and financial highlights included in the December 31, 1998 Annual Reports to Shareholders of Variable Insurance Products Fund II: Investment Grade Bond Portfolio, Asset Manager Portfolio, Asset Manager: Growth Portfolio, Contrafund Portfolio, and Index 500 Portfolio.

We further consent to the references to our Firm under the headings "Financial Highlights" in the Prospectus and "Auditor" in the Statement of Additional Information.

 /s/PricewaterhouseCoopers LLP
    PricewaterhouseCoopers LLP
    Boston, Massachusetts
    April 26, 1999